EXHIBIT 99.4

Novo Integrated Sciences, Inc.,

and Novo Healthnet Limited

Pro Forma Consolidated Financial Statements

(unaudited)

Contents

Page

Pro Forma Consolidated Financial Statements:

Pro Forma Consolidated Balance Sheet as of March 31, 2017 (unaudited)	2

Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2017 (unaudited)	3

Pro Forma Consolidated Statements of Operations for the year ended December 31, 2016 (unaudited)	4

Notes to Pro Forma Consolidated Financial Statements (unaudited)	5

1

Novo Integrated Sciences, Inc.,

and Novo Healthnet Limited

Pro Forma Consolidated Balance Sheet

March 31, 2017

(unaudited)

	Novo Integrated	Novo	Pro forma		Pro forma
	Sciences	Healthnet	Adjustments		Consolidated
	(historical)	(historical)

ASSETS

Current Assets:
Cash and cash equivalents	$15,358	$103,064	$		$118,422
Accounts receivable, net		1,096,456			1,096,456
Other receivables		350,982			350,982
Due from related parties		771,049			771,049
Prepaid expenses and other current assets	8,333	122,986			131,319
Total current assets	23,691	2,444,537	-		2,468,228

Furniture and equipment, net		302,491			302,491
Intangible assets	13,750	-			13,750

TOTAL ASSETS	$37,441	$2,747,028	$-		$2,784,469

LIABILITIES AND DEFICIT

Current Liabilities:
Accounts payable	$5,268	$2,105,966	$		$2,111,234
Accrued expenses		234,810			234,810
Accrued interest (principally to related parties)		982,873			982,873
Due to related parties		1,612,617			1,612,617
Notes payable		91,470			91,470
Debentures, related parties		4,832,616			4,832,616
Total current liabilities	5,268	9,860,352	-		9,865,620

Notes payable, net of current portion		8,161			8,161
Debentures, related parties		-			-
TOTAL LIABILITIES	5,268	9,868,513	-		9,873,781

Commitments and contingencies (Note 10)	-	-	-		-

DEFICIT
Common stock	22,751	92	167,705	a	190,548
Additional paid-in capital	22,434,658		(22,592,941	)a,b	(158,283)
Other comprehensive income		1,344,344			1,344,344
Accumulated deficit	(22,425,236)	(8,448,883)	22,425,236	b	(8,448,883)
Total Novo stockholders' deficit	32,173	(7,104,447)	-		(7,072,274)
Noncontrolling interest		(17,038)			(17,038)
Total deficit	32,173	(7,121,485)	-		(7,089,312)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$37,441	$2,747,028	$-		$2,784,469

See accompanying footnotes to the pro forma financial statements.

2

Novo Integrated Sciences, Inc.,

and Novo Healthnet Limited

Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2017

(unaudited)

	Novo Integrated	Novo	Pro forma	Pro forma
	Sciences	Healthnet	Adjustments	Consolidated
	(historical)	(historical)

Revenues	$-	$2,089,970	$	$2,089,970

Cost of revenues	-	1,376,911		1,376,911

Gross profit	-	713,059	-	713,059

Operating expenses:
Selling expenses		16,374		16,374
General and administrative expenses	37,023	957,558		994,581
Total operating expenses	37,023	973,932	-	1,010,955

Income (loss) from operations	(37,023)	(260,873)	-	(297,896)

Non operating income (expense)
Interest income		8,891		8,891
Interest expense		(105,982)		(105,982)
Total other income (expense)	-	(97,091)	-	(97,091)

Loss before income taxes	(37,023)	(357,964)	-	(394,987)

Income tax expense	-	-	-	-

Net loss	$(37,023)	$(357,964)	$-	$(394,987)

Net loss attributed to noncontrolling interest		(1,223)		(1,223)

Net loss attributed to Novo	$(37,023)	$(356,741)	$-	$(393,764)

Weighted average common shares outstanding - basic and diluted	22,726,492			190,523,898

Net loss per common share - basic and diluted	$(0.00)			$(0.00)

See accompanying footnotes to the pro forma financial statements.

3

Novo Integrated Sciences, Inc.,

and Novo Healthnet Limited

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2016

	Novo Integrated	Novo	Pro forma	Pro forma
	Sciences	Healthnet	Adjustments	Consolidated
	(historical)	(historical)

Revenues	$-	$7,374,282	$	$7,374,282

Cost of revenues	-	4,759,036		4,759,036

Gross profit	-	2,615,246	-	2,615,246

Operating expenses:
Selling expenses		27,206		27,206
General and administrative expenses	164,887	2,406,459		2,571,346
Total operating expenses	164,887	2,433,665	-	2,598,552

Income (loss) from operations	(164,887)	181,581	-	16,694

Non operating income (expense)
Interest income		65,868		65,868
Interest expense		(497,868)		(497,868)
Total other income (expense)	-	(432,000)	-	(432,000)

Loss before income taxes	(164,887)	(250,419)	-	(415,306)

Income tax expense	-	-	-	-

Net loss	$(164,887)	$(250,419)	$-	$(415,306)

Net loss attributed to noncontrolling interest		(7,429)		(7,429)

Net loss attributed to Novo	$(164,887)	$(242,990)	$-	$(407,877)

Weighted average common shares outstanding - basic and diluted	22,362,683			190,160,089

Net loss per common share - basic and diluted	$(0.01)			$(0.00)

See accompanying footnotes to the pro forma financial statements.

4

Novo Integrated Sciences, Inc.,

and Novo Healthnet Limited

Notes to Pro form Consolidated Financial Statements

(unaudited)

NOTE 1 - BASIS OF PRESENTATION

On April 25, 2017, Novo Integrated Sciences, Inc. (“NVOS”) entered into a share exchange agreement with Novo Healthnet Limited (“NHL”) whereby NVOS issued 167,797,406 restricted shares of NVOS common stock, representing 85% of the issued and outstanding NVOS common stock, in exchange for all issued and outstanding shares of both common and preferred stock of NHL. As a result of this transaction, NHL is a wholly owned Canadian subsidiary of NVOS.

The accompanying pro forma consolidated balance sheet presents the accounts of NVOS and NHL as if the Merger occurred March 31, 2017. The accompanying pro forma consolidated statement of operations presents the accounts of NVOS and NHL for the three months ended March 31, 2017, and the years ended December 31, 2016 as if the Merger occurred on January 1, 2016.

The following adjustments would be required if the acquisition occurred as indicated above:

a)	To record the exchange of all the issued and outstanding common and preferred stock of NHL for 167,797,498 shares of NVOS’s $0.001 par value common stock. The adjustment of $167,705 is the par value of the 167,797,498 shares of NVOS’s common stock ($167,797) less the elimination of NHL’s common stock ($92).

b)	To record the removal of the accumulated deficit of NVOS as the transaction is recorded as a reverse merger. The exchange of shares with NHL was accounted for as a reverse acquisition under the purchase method of accounting since NHL obtained control of NVOS. Accordingly, the merger of NHL into NVOS was recorded as a recapitalization of NHL, NHL being treated as the continuing entity.

The unaudited consolidated pro forma financial information is presented for informational purposes only and is subject to a number of uncertainties and assumptions and do not purport to represent what the company’s actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

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